UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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First Financial Service Corporation

(Name of Registrant as Specified In Its Charter)

Not Applicable

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FIRST FINANCIAL SERVICE CORPORATION

2323 Ring Road

Elizabethtown, Kentucky 42702-5006

(270) 765-2131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Reconvened on June 20, 2012

The Annual Meeting of Shareholders of First Financial Service Corporation that was to have been held on May 16, 2012 has been adjourned and will reconvene at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, at 5:00 p.m. on Wednesday, June 20, 2012 at 5:00 p.m.

A proxy card and a proxy statement for the meeting were previously sent to shareholders on April 13, 2012.

The purposes of the meeting are:

1.	To elect four directors of the Corporation;

2.	To approve, in a non-binding advisory vote, the compensation of the Corporation’s executives as disclosed in the proxy statement dated April 13, 2012; and

3.	To act upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the meeting.

Shareholders of record at the close of business on March 15, 2012 are entitled to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors,

Janelle Poppe

Corporate Secretary

Elizabethtown, Kentucky

May 24, 2012

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be Reconvened on June 20 2012:

This proxy statement and our 2011 Annual Report to Shareholders,

including Form 10-K and proxy card, are available at www.ffsbky.com.

Please complete and sign the proxy card, which is solicited by the Board of Directors, and mail it promptly to the Corporate Secretary at the address above. If you have already submitted your proxy, you need do nothing. If you attend the meeting, you can choose to revoke your proxy and elect to vote in person.

Voting Information

Who is entitled to vote at the annual meeting?

Holders of record of common stock of First Financial Service Corporation as of the close of business on March 15, 2012 will be entitled to vote at our annual meeting. On March 15, 2012, there were 4,765,222 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote, except in the election of directors when cumulative voting applies.

How do I vote my shares at the annual meeting?

If you are a “record” shareholder of common stock (that is, if you hold common stock in your own name on the stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the proxy card sent to you on April 13, 2012 and return it in the postage paid envelope provided, or deliver it in person. The shares represented by your proxy card will then be voted as you instruct. If you return your proxy card and do not mark your voting instructions on your signed card, the shares will be voted FOR the election of the directors and FOR the advisory approval of executive compensation.

“Street name” shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the annual meeting will need to obtain a “legal proxy” form from the institution that holds their shares and to follow the voting instructions on that form.

If you are a participant in the First Financial Service Corporation 401(k)/Employee Stock Ownership Plan (KSOP), you will receive a proxy card for the shares that you own through that plan. That proxy card will serve as a voting instruction card for the trustees of the plan. If you own shares through the plan and do not direct the trustees how to vote your shares, the plan trustees will vote your shares in the same proportion as they are directed to vote the shares for which they receive instructions from plan participants.

Can I change my vote after I return my proxy card?

Yes. After you have submitted a proxy card, you may change your vote at any time before the annual meeting by submitting either a notice of revocation to the Corporate Secretary of First Financial Service Corporation, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky, 42702-5006, or a proxy bearing a later date. You may attend the annual meeting, revoke your proxy card and vote in person. In each case, the last submitted vote will be recorded and the earlier vote revoked. Your attendance at the annual meeting will not revoke your proxy card unless you provide written notice of revocation.

What vote is required to approve each item?

Directors will be elected by a plurality of the total votes cast at the annual meeting. With four directors to be elected at the meeting, this means that the four nominees receiving the highest number of votes will be elected.

The proposal to approve the Corporation’s executive compensation (Item 2) and any other matter to be voted upon at the annual meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

How do I vote cumulatively for directors?

Under cumulative voting, each shareholder is entitled to cast a total number of votes equal to the number of shares of common stock he or she owns, multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee for director, or you may distribute them among two or more nominees, as you wish.